UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

TriplePoint Venture Growth BDC Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-36328	46-3082016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TriplePoint Venture Growth BDC Corp. 2755 Sand Hill Road, Suite 150 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 854-2090

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — Entry into a Material Definitive Agreement.

On November 18, 2014, TriplePoint Venture Growth BDC Corp. (the “Company”) amended its Receivables Financing Agreement, dated as of February 21, 2014 and as amended on June 30, 2014, July 18, 2014 and August 8, 2014 (the “Credit Facility”), by executing a letter agreement (the “Amendment”) by and among TPVG Variable Funding Company LLC, as borrower, Portfolio Financial Servicing Company, as backup collateral manager, Deutsche Bank AG, New York Branch, as administrative agent, Deutsche Bank Trust Company Americas, as paying agent, the lenders from time to time parties thereto, the agents for the lender groups from time to time parties thereto, and U.S. Bank National Association, as custodian.  The Amendment modifies the definition and calculation of Excess Concentration Amount in the Credit Facility to increase the Company’s ability to borrow under the Credit Facility against loans to non-U.S. companies.  The Amendment also includes the payment of a $60,000 amendment fee to the lenders in connection with the Amendment’s execution.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as an exhibit to this report and is incorporated herein by reference.

ITEM 9.01 - Financial Statements and Exhibits.

Exhibit 10.1          The Amendment to the Credit Facility, dated November 18, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriplePoint Venture Growth BDC Corp.

	By:	/s/ James P. Labe
James P. Labe
Chief Executive Officer

Date: November 20, 2014

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